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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements:

  (1)
  Registration Statement (Form S-8 No. 333-192067) pertaining to the Container's Store Group, Inc. 2013 Incentive Award Plan and

  (2)
  Registration Statement (Form S-8 No. 333-193255) pertaining to the Container's Store Group, Inc. 2012 Stock Option Plan

  of our report dated May 10, 2016, with respect to the consolidated financial statements and schedule of The Container Store Group, Inc. included in this Annual Report (Form 10-K) for the year ended February 27, 2016.

/s/ Ernst and Young LLP
Dallas, Texas
May 10, 2016

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm